SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 10, 2006

POSITRON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-24092	76-0083622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1304 Langham Creek Drive, Suite 300, Houston, Texas 77084		95472
(Address of Principal Executive Offices)		(Zip Code)

(281) 492-7100
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

On April 10, 2006, Positron Corporation (the "Company") sold in a private placement 148,482 units. Each Unit consists of one share of a new series of preferred stock designated Series G Preferred Stock and a warrant exercisable for 50 shares of common stock (the "Units"). The purchase price was $5.50 per Unit, with $5.00 of the Unit purchase price allocated to the purchase of the share of Series G Preferred Stock and $0.50 allocated to the purchase of the warrant, for a total offering amount of $816,650.

Each share of Series G Preferred Stock is convertible into 100 shares of common stock. Eight percent dividends accrue on the Series G Preferred Stock and may be paid in cash or in Common Stock in the Company's discretion. The Series G Preferred Stock is senior to the Registrant's common stock and junior in priority to the Registrant's Series A, C, D, E and F Preferred Stock in liquidation. Except as required by law and in the case of various actions affecting the rights of the Series G Preferred Stock, holders of the Series G Preferred Stock are not entitled to vote on matters requiring shareholder vote. While the Series G Preferred Stock is outstanding or any dividends thereon remain unpaid, no common stock dividends may be paid or declared by the Registrant. The Series G Preferred Stock may be redeemed in whole or in part, at the option of the Registrant, at any time at a price of $5.00 per share plus any undeclared and/or unpaid dividends to the date of redemption.

The warrants issued to investors have an exercise price of $0.10 per share and expire 2 years from the date of issuance. Should the Company's common stock trade at $0.20 or greater per share for 20 consecutive trading days, on the basis of closing prices of the common stock, the Company may, at its option upon 30 days' prior written notice, redeem the warrants for a purchase price of $0.001 per share.

Full convertibility of the Series G Preferred shares and warrants into common stock will require an amendment to the Company's Articles of Incorporation which must be approved by the Company's shareholders. Positron has agreed to promptly seek such approval at its next annual meeting of shareholders scheduled for May 18, 2006.

Purchasers of the Units received customary "piggy-back" registration rights covering the Series G Preferred Stock and the common stock issuable upon conversion of the Series G Preferred Stock and upon exercise of the warrants.

ITEM 3.02    Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated herein by reference.

ITEM 9.01.   Financial Statements and Exhibits

(c) Exhibits.
Exhibit 4.1	Statement of Designation Establishing Series G Preferred Stock of Positron Corporation
Exhibit 10.1	Form of Series G Unit Subscription Agreement
Exhibit 10.2	Form of Common Stock Purchase Warrant

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

POSITRON CORPORATION

Date: April 13, 2006	By:	/s/ Patrick G. Rooney
Patrick G. Rooney Chairman of the Board

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